                                                                    EXHIBIT 99.1

(COMMUNITY BANCSHARES, INC. LOGO)

                                                Contact: Kerri C. Kinney
                                                         Chief Financial Officer
                                                         (205) 429-1001

         COMMUNITY BANCSHARES ACQUIRES CERTAIN ASSETS AND OPERATIONS OF
                          AMERICAN FAMILY MORTGAGE, LLC

BLOUNTSVILLE, AL - (April 29, 2005) - Community Bancshares, Inc. (OTC: COMB) (the "Company") reports that, on April 25th, 2005, Community Bank, its wholly owned subsidiary, acquired certain assets and operations of American Family Mortgage, LLC, Hartselle, Alabama.

American Family Mortgage operated as a HUD-approved correspondent lender originating conforming and non-conforming single family residential mortgage loans and then selling those mortgage loans to secondary market purchasers. In 2004, with a staff of seven, American Family Mortgage produced $22 million in mortgage loans for 204 residents located throughout Alabama and Tennessee. On average, loans processed by the operation are packaged and sold to investors in less than 20 days. Adjusted income before taxes for the purchased operation for 2004 was $449 thousand. The newly acquired mortgage operations will be managed through Community Bank, doing business as American Family Mortgage. Morris Crumpton who was the manager of American Family Mortgage, LLC will join Community Bank to direct the operations of the new mortgage division. Mr. Crumpton has over 27 years experience in this industry with market leaders such as EquiCredit, AVCO Finance and Transamerica Financial Services.

Community Bancshares' Chairman and Chief Executive Officer, Pat Frawley, stated, "American Family Mortgage's operations should be a valuable addition to our current lines of business. Mr. Crumpton has a wealth of experience and proven success in the mortgage industry. By acquiring the assets and operations of American Family Mortgage, we gain Mr. Crumpton's industry expertise as well as his established relationships with customers and investors. We also gain the opportunity to expand our customer base and therefore increase fee income through the processing and selling of mortgage loans to customers we might not otherwise reach."

Mr. Crumpton stated, "By joining efforts with Community Bank, American Family Mortgage will be able to strengthen its operational capacity and therefore increase its production of mortgage loans. I am excited about the opportunity to work with the management team as they implement their strategic vision for the Bank."

About Community Bancshares, Inc.

Community Bank, the principal subsidiary of Community Bancshares, Inc., headquartered in Blountsville, Alabama, had total assets at March 31, 2005 of approximately $542 million and operates 20 banking offices in Alabama providing a full line of financial services to individual and corporate customers. In addition, the Bank operates a consumer finance company with 14 offices in North Alabama and an insurance agency based in Huntsville, Alabama.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the Company's expectations regarding its ability to increase its production of mortgage loans, its ability to successfully and efficiently expand its customer base and its ability to realize success from the noninterest income strategies it has implemented. Such forward-looking statements are based on information presently available to the Company's management and are subject to various risks and uncertainties, including, without limitation, future economic or business conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and credit risks of borrowers; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; the failure of assumptions underlying the establishment of the allowance for loan losses and other estimates, the uncertainty and costs of litigation; difficulties with, or changes in the cost or effectiveness of technology and/or products. The risks of mergers and acquisitions such as the American Family Mortgage, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Community Bank and American Family Mortgage will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the acquisition being lower than expected; the risk of customer attrition; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; the risks of obtaining necessary governmental and regulatory licenses timely; as well as the difficulties and risks inherent in seeking to increase the volume of mortgage loans in the highly competitive markets for such products. Please also consider the other risks and information discussed in any of the Company's reports filed the Securities and Exchange Commission under the Exchange Act of 1934. These forward-looking statements speak only as of the date hereof, and the Company does not undertake, and expressly disclaims, any obligation to update these forward-looking statements.